Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

DEAN FOODS COMPANY

Effective May 15, 2014

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the corporation shall be established and maintained at 1209 Orange Street, Wilmington, Delaware 19801.

Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meetings. Meetings of stockholders may be held at such time and place, if any, within or without the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the corporation and at such time and place, if any, as may be fixed by the Board of Directors, at which meeting the stockholders shall (i) elect directors, and (ii) transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 3. Notice of Annual Meeting; Stockholder Proposal Notice Provisions.

(a) Notice of the annual meeting, stating the place, if any, day and hour thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than sixty days before the date of the meeting, unless otherwise provided by law, the certificate of incorporation or these bylaws. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 3 is delivered to the corporation, who is entitled to vote at the meeting and who complies with the notice provisions set forth in this Section 3.

(b) For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Article III, Section 6 of these bylaws) pursuant to this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 3 and shall be delivered to the Secretary at the principal executive office of the corporation not earlier than the 120th day nor later than 5:00 P.M., Central Time, on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 P.M., Central Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these bylaws, “public announcement” shall mean the date disclosure of the date of the meeting of stockholders is first made in a press release reported by a national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder and any beneficial owner on whose behalf such proposal is made; (iii) the class and series and number of shares of the corporation which are owned by the stockholder (beneficially and of record) and any beneficial owner on whose behalf such proposal is made as of the date of the stockholder’s notice, and a representation that the stockholder and beneficial owner on whose behalf such proposal is made, if any, will notify the corporation in writing of the class and series and number of such shares owned of record and beneficially as of the record date for determining stockholders entitled to vote at the meeting promptly following the later of the record date for determining stockholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (iv) any material interest of the stockholder or beneficial owner on whose behalf such proposal is made, if any, in such business; (v) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder and any of its affiliates or associates or any beneficial owner on whose behalf such proposal is made, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder and beneficial owner on whose behalf such proposal is made, if any, will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining stockholders entitled to vote at the meeting promptly following the later of the record date for determining stockholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner on whose behalf such proposal is made or any of their affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates or beneficial owner on whose behalf such proposal is made, if any, with respect to shares of stock of the corporation, and a representation that the stockholder or beneficial owner on whose behalf such proposal is made, if any, will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining stockholders entitled to vote at the meeting promptly following the later of the record date for determining stockholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (vii) a representation that the stockholder or beneficial owner on whose behalf such proposal is made, if any, is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and shall remain such through the meeting date, and intends to appear in person or by proxy at the meeting to propose such business; (viii) a representation whether the stockholder or the beneficial owner on whose behalf such proposal is made, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal; and (ix) any other information relating to such stockholder and beneficial owner on whose behalf such proposal is made, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(d) Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this section shall be deemed to affect any right of a stockholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, and the provisions set forth in this section are separate from and in addition to Rule 14a-8 or any other rules governing stockholder proposals set forth in the Exchange Act. The foregoing notice requirements of this Section 3 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(e) If the Chairman of the meeting determines that business was not properly brought before the meeting in accordance with the provisions of this Section 3, he or she shall declare such business as not properly brought before the meeting and such business shall not be transacted.

(f) Notwithstanding the foregoing provisions of this Section 3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the certificate of incorporation, may be called only by the Chief Executive Officer, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of a majority of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.

Section 5. Notice of Special Meetings. Notice of a special meeting of stockholders, stating the place, if any, day and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than sixty days before the date of the meeting, unless otherwise provided by law, the certificate of incorporation or these bylaws.

Section 6. Business at Special Meetings. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice thereof.

Section 7. Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 7 or to vote in person or by proxy at any meeting of stockholders.

Section 8. Quorum and Adjournment. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these bylaws. A holder of a share shall be treated as being present at a stockholders’ meeting if the holder of such share is present in person at the meeting or represented at the meeting by a valid proxy, regardless of whether the instrument granting such proxy is marked as casting a vote or abstaining, or is left blank. The chairman of the meeting may adjourn the meeting despite the absence of a quorum. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 9. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy and entitled to vote on the matter shall decide such matter brought before such meeting other than elections of directors or any other matter upon which a different vote is required by the express provision of any statute, the certificate of incorporation of the corporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, in which event such express provision shall govern and control the decision of such question. Except as otherwise provided by these bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 9, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” any director’s election). Shares voted on a matter or matters by a broker with no power to vote such shares with respect to that matter or matters will be deemed to be shares not having voting power with respect to that matter or matters only.

Section 10. Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11. Voting. Unless otherwise provided by statute or the certificate of incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

Section 12. Inspectors. (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e), 212(c)(2) or 211(a)(2)b.(i) or (iii) of the General Corporation Law of the State of Delaware, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector’s belief that such information is accurate and reliable.

Section 13. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Board of Directors

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or the certificate of incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors.

(a) The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. The initial Directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, the initial Directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and the initial Directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three year terms.

Notwithstanding the foregoing, at the 2013 annual meeting of stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2014 annual meeting of stockholders of the corporation; at the 2014 annual meeting of stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2015 annual meeting of stockholders of the corporation; and at each annual meeting of stockholders of the corporation thereafter, the directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders of the corporation, with each director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the annual meeting of stockholders of the corporation scheduled to be held in 2015, the classification of the Board of Directors shall cease.

(b) The number of directors shall be fixed from time to time by resolution of the Board of Directors. In case of any increase in the number of directors in advance of an annual meeting of stockholders, each additional director shall be appointed by the directors then in office, although less than a quorum, to hold office until the next election of the class for which such director shall have been appointed, or until his successor shall have been duly elected and qualified or until his earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3. Election and Term. Except as provided in Section 2(a) and Section 4 of this Article III, directors shall be elected at each annual meeting of stockholders and shall serve for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders of the corporation.

Section 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board of Directors shall be increased, a majority of the remaining or existing directors, though less than a quorum, may appoint a successor or successors, or the director or directors to fill the new directorship or directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders at which members of the director’s class are elected or until his or her successor is duly elected and qualified or the earlier of his or her resignation or removal.

Section 5. Removal. Until the 2015 annual meeting of stockholders, subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding to elect or remove directors, any or all of the directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of a majority of the stockholders then entitled to vote in the election of directors. For this purpose, “cause” means (i) the director’s commission of an act of fraud or embezzlement against the corporation; (ii) conviction of the director of a felony or a crime involving moral turpitude; (iii) the director’s gross negligence or willful misconduct in performing the director’s duties to the corporation or its stockholders; or (iv) a director’s breach of fiduciary duty owed to the corporation. Following the 2015 annual meeting of stockholders, any director may be removed, either with or without cause, at any time, by vote of the holders of a majority in voting power of the outstanding shares of capital stock of the corporation.

Section 6. Nominations for Directors.

(a) Nominations for election to the Board of Directors of the corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating or Governance Committee appointed by the Board of Directors, or by any stockholder of record of the corporation who was a stockholder of the corporation at the time the notice provided for in this Section 6 is delivered to the corporation, who is entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Section 6.

(b) Any stockholder entitled to vote for the election of a director at a stockholder meeting may nominate one or more persons for such election only if timely written notice of such stockholder’s intent to make such nomination is delivered to or mailed and received by the Secretary of the corporation. To be timely, a stockholder’s notice shall set forth all information required under this Section 6 and shall be delivered to the Secretary at the principal executive office of the corporation (i) in the case of an annual meeting, not earlier than the 120th day nor later than 5:00 P.M., Central Time, on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 P.M., Central Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall the public announcement of a postponement of the mailing of the notice for such meeting or of an adjournment or postponement of any meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(c) The written notice of the stockholder intending to make the nomination shall set forth the following information with respect to the nominee: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by each such nominee; (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Exchange Act; and (v) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(d) The written notice of the stockholder intending to make the nomination shall set forth the following information with respect to the stockholder: (i) the name and address of the stockholder and any beneficial owner on whose behalf such nomination is made as they appear on the corporation’s books; (ii) the class and series and number of shares of the corporation which are owned by the stockholder (beneficially and of record) and any beneficial owner on whose behalf such nomination is made, and a representation that the stockholder and beneficial owner on whose behalf such nomination is made will notify the corporation in writing of the class and series and number of such shares owned of record and beneficially as of the record date for determining stockholders entitled to vote at the meeting promptly following the later of the record date for determining stockholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among the stockholder and any of its affiliates or associates or beneficial owner on whose behalf such nomination is made, if any, or the nominee, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder and beneficial owner on whose behalf such nomination is made, if any, will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining stockholders entitled to vote at the meeting promptly following the later of the record date for determining stockholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner on whose behalf such nomination is made or any of their affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates or beneficial owner on whose behalf such nomination is made, if any, with respect to shares of stock of the corporation, and a representation that the stockholder or beneficial owner on whose behalf such nomination is made, if any, will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining stockholders entitled to vote at the meeting promptly following the later of the record date for determining stockholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (v) a representation that the stockholder or beneficial owner on whose behalf such nomination is made, if any, is a holder of record or beneficial owner of shares of the corporation entitled to vote at the meeting and shall remain such through the meeting date, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vi) a representation whether the stockholder or the beneficial owner on whose behalf such nomination is made, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination; and (vii) any other information relating to such stockholder and beneficial owner on whose behalf such nomination is made, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(e) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 6.

(f) Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6. Nothing in this section shall be deemed to affect any right of a stockholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, and the provisions set forth in this section are separate from and in addition to Rule 14a-8 or any other rules set forth in the Exchange Act.

(g) If the Chairman of the meeting declares that a nomination of any candidate for election as a director was not made in accordance with this Section 6, such nomination shall be disregarded.

(h) Notwithstanding the foregoing provisions of this Section 6, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 6, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

ARTICLE IV

Meetings of the Board

Section 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the Board of Directors may meet at such place, if any, and time as shall be fixed by resolution of the Board of Directors. All meetings of the Board of Directors may be held at such place, if any, either within or without the State of Delaware, as from time to time shall be determined by the Board of Directors.

Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, if any, and on such notice, if any, as shall be determined from time to time by the Board of Directors.

Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the President or the Chairman of the Board on twenty-four hours’ notice to each director, delivered either personally or by mail or by telegram, telecopier or other means of electronic transmission. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of one director.

Section 4. Quorum and Voting. At all meetings of the Board of Directors, a majority of the directors at the time in office (provided that such directors do not constitute less than one-third of the whole Board) shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5. Telephone Meetings. Directors may participate in any meeting of the Board of Directors or any committee thereof by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and all members so participating shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

Section 6. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof, under the applicable provisions of any statute, the certificate of incorporation, or these bylaws, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

ARTICLE V

Committees

Section 1. Executive Committee. The Board of Directors, by resolution adopted by the Board, may designate one or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board deems appropriate. Any committee may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by resolution of the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

Section 4. Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

ARTICLE VI

Compensation of Directors

The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VII

Notices

Section 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, such notice shall be delivered personally or shall be given in writing by mail addressed to such stockholder, director or committee member at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholder given by the corporation under any provision of applicable law, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholder who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under applicable law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice if given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Notice to directors and committee members may also be given by electronic transmission and shall be deemed to be given: (1) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; and (3) if by any other form of electronic transmission, when directed to the director.

Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, notice may be waived by a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether executed or transmitted before or after the meeting by the person entitled to notice, and filed with the records of the meeting and such waiver shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute. Neither the business to be transacted at nor the purpose of any meeting of stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

ARTICLE VIII

Officers

Section 1. Executive Officers. The executive officers of the corporation shall consist of at least a President, or Chief Executive Officer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect as officers of the corporation a Chairman of the Board, one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board shall deem appropriate, and a Treasurer. Any two or more offices may be held by the same person.

Section 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporation.

Section 3. Other Officers and Agents. The Board of Directors may elect or appoint Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

Section 5. Term, Removal and Vacancies. The officers of the corporation shall hold office until their successors are elected and qualified. Any officer or agent of the corporation may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors or otherwise as provided in this Article.

Section 6. Execution of Instruments. The Chairman of the Board and the President (and such other officers as are authorized thereunto by resolution of the Board of Directors) may execute in the name of the corporation bonds, notes, debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, requiring a seal under the seal of the corporation, and may execute such documents not requiring a seal, except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the corporation.

Section 7. Duties of Officers. The duties and powers of the officers of the corporation shall be as provided in these bylaws, or as provided for pursuant to these bylaws, or (except to the extent inconsistent with these bylaws or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

Section 8. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the Board of Directors and at all meetings of the stockholders. He shall advise and counsel the other officers of the corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

Section 9. President; Chief Executive Officer. The President shall be ex-officio a member of all standing committees so long as the President is a member of the Board of Directors, except as may otherwise be determined by the Board of Directors, have general powers of oversight, supervision and management of the business and affairs of the corporation, and see that all orders and resolutions of the Board of Directors are carried into effect.

In the event another executive officer has been designated Chief Executive Officer of the corporation by the Board of Directors, then (i) such other executive officer shall have all of the powers granted by the bylaws to the President; and (ii) the President shall, subject to the powers of supervision and control thereby conferred upon the Chief Executive Officer, be the chief operating officer of the corporation and shall have all necessary powers to discharge such responsibility including general supervision of the affairs of the corporation and general and active control of all of its business.

The President shall perform all the duties and have all the powers of the Chairman of the Board in the absence of the Chairman of the Board.

Section 10. Executive Vice Presidents. The Executive Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.

Section 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. Except as may be otherwise provided in these bylaws, he shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and the President. He shall keep in safe custody the seal of the corporation, if any, and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. In the absence of the Treasurer and all Assistant Treasurers, the Secretary shall perform all the duties and have all the powers of the Treasurer.

Section 12. Assistant Secretaries. The Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the Chairman of the Board and President may prescribe.

Section 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, the Chairman of the Board and the President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

Section 14. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.

ARTICLE IX

Shares and Stockholders

Section 1. Certificates Representing Shares. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the

Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated. The signature of any such officer may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issuance. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the corporation of a certificate for shares (if certificated) duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate (if certificated) to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Fixing Record Date for Meetings and Dividends and Rights.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment for any dividend or other distribution or allotment of any rights or the stockholders entitled to receive any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Fixing Record Date for Action By Consent/Consent Procedure.

(a) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 4(a)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 4(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 4(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by this Section 4 and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 4 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 4(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 4, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 4 and applicable law, and not revoked.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE X

Indemnification

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 2 of this Article X with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise.

Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article X is not paid in full by the corporation within sixty days after a written claim has been received by the corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, and in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article X or otherwise shall be on the corporation.

Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right that any person may have or hereafter acquire under these bylaws, the certificate of incorporation, any agreement, vote of stockholders or disinterested directors, or otherwise.

Section 4. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director or officer of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware.

Section 5. Indemnity of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 6. Repeal or Modification. Any repeal or modification of the foregoing provisions of these bylaws shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification.

ARTICLE XI

General

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting.thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation or of the resolutions, if any, providing for any series of stock.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in the absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Shares of Other Entities. The Chairman of the Board, the Chief Executive Officer, the President and any Vice President are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other equity interest of any other corporation or other entity standing in the name of the corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares or other equity interests of other corporations and other entities.

Section 4. Checks. All checks, drafts, bills of exchange or demands for money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Corporate Records. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 6. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors; if no so fixed, it shall be the calendar year.

ARTICLE XII

Amendments

These bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, if notice thereof is contained in the notice of such special meeting, by the affirmative vote of the holders of 66-2/3 percent of the shares entitled to vote at such meeting, or by the affirmative vote of a majority of the entire Board of Directors at any regular meeting of the Board or at any special meeting of the Board.

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